Exhibit 10.1

Amendment to
Employment Agreement

This Amendment to Employment Agreement dated as of June 1, 2005 (the “Amendment”) is entered into by and between United Defense Industries, Inc., a Delaware corporation (the “Company”) and                          (the “Executive”) for the purpose of amending the provisions of that certain Employment Agreement dated as of May 21, 1999 between the Company and the Executive (as amended prior to the date hereof, the “Agreement”).

WHEREAS, the Company and the Executive desire to amend the Agreement as set forth below for their mutual benefit and convenience, in order to bring certain of its provisions into compliance with Section 409A of the Internal Revenue Code of 1986, as amended;

NOW THEREFORE, in consideration of the premises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

1.	Subsection 7(a)(i)(B) of the Agreement is hereby deleted and replaced with the following:

if, within 18 months prior to the Date of Termination, a Corporate Transaction has occurred, then the Annual Base Salary amounts for the Severance Period shall be paid in a lump sum within 30 days following the Date of Termination;

2.	Subsection 7(a)(iii)(B) of the Agreement is hereby deleted and replaced with the following:

if, within 18 months prior to the Date of Termination, a Corporate Transaction has occurred, then the Discretionary Bonus for all portions of the Severance Period shall be paid in a lump sum within 30 days following the Date of Termination; and

3.	Subsection 7(a) of the Agreement is amended by adding at the end thereof the following new paragraph:

Notwithstanding any other provision of this Agreement to the contrary, all payments pursuant to this Subsection 7(a) shall be deferred until six months after the Executive’s Date of Termination to the extent necessary to avoid the application of the additional tax under Section 409A of the Code.

4. All references in the Agreement to “the Agreement” or “this Agreement” shall mean the Agreement as modified by the Amendment. As so modified, the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties hereto as of the date first set forth above.

UNITED DEFENSE INDUSTRIES, INC.	Executive

By:

Title: